                                                                    Exhibit 10.1
                             EMPLOYMENT AGREEMENT
                             --------------------


          THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into
                                           ---------
as of May 16, 1997, between Therma-Wave, Inc., a Delaware corporation (the "Company"), and Allan Rosencwaig ("Executive").
 -------                           ---------

          The Company and Executive are parties to an Executive Stock Agreement dated May 16, 1997 (the "Stock Agreement") pursuant to which (i) the Company
                         ---------------
will sell shares of capital stock to Executive and (ii) the Company will grant Executive options to acquire shares of the Company's capital stock.

          Company and Executive intend that this Agreement supersede in its entirety the Employment Agreement dated as of October 30, 1991, as amended on January 24, 1996, between Executive and the Company (the "Prior Agreement").
                                                          ---------------

          In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.  Employment. The Company shall employ Executive, and Executive
              ----------
hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in Section 6 hereof (the "Employment Period").
                                      -----------------

          2.  Position and Duties.
              -------------------

          (a) During the Employment Period, Executive shall serve as the Chairman of the Board, President and Chief Executive Officer of the Company and shall have the normal duties, responsibilities and authority of the Chairman of the Board, President and Chief Executive Officer, subject to the overall direction and authority of the Company's board of directors (the "Board").
                                                                  -----

          (b) Executive shall report to the Board, and Executive shall devote his best efforts and his full business time and attention to the business and affairs of the Company and its Subsidiaries.

          (c) For purposes of this Agreement, "Subsidiaries" shall mean any
                                               ------------
corporation of which the securities having a majority of the voting power in electing directors are, at the time of determination, owned by the Company, directly or through one or more Subsidiaries.

          3.  Base Salary and Benefits.
              ------------------------

          (a) During the Employment Period, Executive's base salary shall be at least $400,000 per annum, subject to review by the Board on an annual basis (the "Base Salary"), which salary shall be payable in regular installments in
      -----------
accordance with the Company's general payroll practices and shall be subject to customary withholding. Beginning on January 1, 1998, the Base Salary shall be adjusted annually by an amount which, at a minimum, reflects comparable adjustments in the seventy-fifth percentile of the Radford Survey, as approved by the Board of Directors. In addition, during the Employment Period, Executive shall be entitled to the fringe benefits listed on Exhibit A attached hereto and
                                                   ---------
(to the extent not listed on Exhibit A) shall be entitled to participate in all
                             ---------
of the Company's employee benefit programs for which senior executive employees of the Company and its Subsidiaries are generally eligible (collectively, the "Benefits").
 --------

          (b) Executive shall be entitled to personal time off ("PTO") on the
                                                                 ---
same terms and conditions as Executive is entitled to pursuant to the Therma-Wave, Inc. Employee Handbook.

          (c) The Company shall reimburse Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

          (d) In addition to the Base Salary, for each of the Company's fiscal years beginning with the 1998 fiscal year, Executive will be eligible to earn a bonus (the "Bonus") based on the Company achieving certain corporate performance
            -----
goals and Executive achieving certain individual goals. The target amount of the Bonus, the corporate performance goals and the individual goals each shall be set annually by the Board. The amount of the Bonus shall be determined in accordance with the procedures set forth on Exhibit B attached hereto.
                                            ---------

          4.  Deferred Signing Bonus.
              ----------------------

          (a) If, as of May 16, 2002 (the "Fifth Anniversary"), Executive
                                           -----------------
continues to be employed by the Company, the Company shall pay to the Executive a deferred signing bonus (the "Deferred Bonus") to the extent that the
                               --------------
cumulative earnings before interest, taxes, depreciation and amortization of the Company ("EBITDA") from May 16, 1997 through the Fifth Anniversary (the "Actual
          ------                                                         ------
EBITDA") exceeds $133.275 million (the "Floor Amount").  If Actual EBITDA is (i)
------                                  ------------
less than or equal to the Floor Amount, no Deferred Bonus will be paid, (ii) equal to or greater than $177 million (the "Planned EBITDA"), then a Deferred
                                            --------------
Bonus equal to $8,346,031.25 (the "Maximum Bonus") will be paid, and (iii)
                                   -------------
between the Floor Amount and the Planned EBITDA, a Deferred Bonus equal to the result of (x) the Maximum Bonus multiplied by (y) a fraction, the numerator of which is the amount by which the Actual EBITDA exceeds the Floor amount and the denominator of which is $43.725 million will be paid. Actual EBITDA shall be determined as promptly as practicable after the Fifth Anniversary by reference to the Company's annual audited financial statements (for all completed fiscal years) and quarterly or other interim financial statements provided to the Company's lenders (for interim periods). The Deferred Bonus shall be paid within five days after the determination of Actual EBITDA (the date of such payment, the "Bonus Payment
              -------------

Date"); provided that if (i) Executive has exercised any Management Options (as
----
defined in the Stock Agreement) prior to such date and issued to the Company a promissory note or notes as payment of the exercise price therefor and (ii) any of such promissory notes are outstanding on the Fifth Anniversary, then the "Bonus Payment Date" shall be the date all of such notes are paid in full (it
 ------------------
being understood that Executive at any time after the Fifth Anniversary may request payment of the Deferred Bonus payable to him and use the proceeds to repay any such promissory notes), but in any event no later than the tenth anniversary of the date hereof.

          (b) Notwithstanding the foregoing, if, prior to the Fifth Anniversary, a Sale of the Company occurs (as defined in the Stock Agreement), then Actual EBITDA shall mean the sum of (i) cumulative actual EBITDA of the Company for the period from May 16, 1997 through the end of the last completed calendar month prior to such sale (determined as set forth in Section 4(a) above) and (ii) projected EBITDA utilized to sell the Company for the remaining portion of the period through the Fifth Anniversary (which will not be greater than the EBITDA planned for such period as reflected in a performance plan for the Company attached hereto as Exhibit C).
                   ---------

          (c) If Executive has been terminated prior to the Fifth Anniversary, on the Bonus Payment Date, the Company will pay to Executive a Deferred Bonus equal to the result of (x) the Deferred Bonus Executive would have received pursuant to Section 4(a) if he were employed as of the Fifth Anniversary (the "Target Bonus") multiplied by (y) a fraction, the numerator of which is the
 ------------
number of completed 3-Month Periods elapsed between May 16, 1997 and the date of termination and the denominator of which is 20; provided that if, as of the date of Executive's termination, the Company's cumulative actual EBITDA for the period from April 1, 1997 through the end of the Company's then most recently completed fiscal year (determined by reference to the Company's annual audited financial statements) equals or exceeds the applicable cumulative EBITDA target (the "Management Target") set forth below, then the Deferred Bonus to be paid to
      -----------------
the Key Employee shall equal the result of (i) the Target Bonus multiplied by
(ii) a fraction, the numerator of which is the number of 3-Month Periods elapsed between May 16, 1997 and the date of Executive's termination plus 10, and the denominator of which is 20, but in any event not more than the Target Bonus.


           Fiscal Year Ending         Management Target
           ------------------         -----------------
           3/31/98                    $16.5 million
           3/31/99                    $42.2 million
           3/31/00                    $81.0 million
           3/31/01                    $127.3 million
           3/31/02                    $177.7 million


          (d) Notwithstanding anything to the contrary in this Section 4 if, prior to the Bonus Payment Date, Executive (i) resigns (other than for Good Reason where the applicable Performance Hurdle (as defined below) has been met),
(ii) is terminated for Cause, (iii) is terminated without Cause after March 31, 1998 and the applicable Performance Hurdle has not been met, (iv) Competes in any material respect with the Company or breaches Section 7 hereof or Section 11 of the Stock Agreement, no Deferred Bonus will be paid; provided that the Company shall notify

Executive of any breach referred to in clause (iv) and, if such breach is capable of being cured, provided Executive with 10 days to cure such breach.

          (e) The "Performance Hurdles" shall equal:  (i) if Executive is
                   -------------------
terminated after the end of the Company's fiscal year ending March 31, 1998 but prior to the end of the second quarter of the Company's fiscal year ending March 31, 1999, EBITDA for the twelve-month period ending as of the end of the month immediately preceding the termination of at least $6 million; (ii) if Executive is terminated after the end of the second quarter of the Company's fiscal year ending March 31, 1999 but prior to the end of the Company's fiscal year ending March 31, 1999, EBITDA for the twelve-month period ending as of the end of the month immediately preceding the termination of at least $9 million; (iii) if Executive is terminated after the end of the Company's fiscal year ending March 31, 1999 but prior to the end of the Company's fiscal year ending March 31, 2000, EBITDA for the twenty-four month period ending as of the end of the month immediately preceding the termination of at least $24 million; and (iv) if Executive is terminated after the end of the Company's fiscal year ending March 31, 2000, EBITDA for the twenty-four month period ending as of the end of the month immediately preceding the termination of at least $28 million. For purposes of determining whether the Performance Hurdle has been achieved, the Company's actual cumulative EBITDA will be determined by reference to the Company's annual audited financial statements (for all completed fiscal years within the measurement period) and monthly or other interim financial statements provided to the Company's lenders (for interim periods).

          (f) For purposes hereof, "3-Month Period" means a periods of three
                                    --------------
months (i) beginning on May 16 and ending on the next following August 16, (ii) beginning on August 16 and ending on the next following November 16, (iii) beginning on November 16 and ending on the next following February 16, or (iv) beginning on February 16 and ending on the next following May 16.

          5.  Board Membership. With respect to all regular elections of
              ----------------
directors during the Employment Period, the Company shall nominate and shall cause Executive to be elected to serve as a member and Chairman of the Board. Upon the termination of the Employment Period, Executive shall resign as a director of the Company and its Subsidiaries, as the case may be.

          6.  Term.
              ----

          (a) The Employment Period shall end on May 16, 2002; provided that the Employment Period (i) shall terminate upon Executive's resignation (other than for Good Reason) or death (ii) shall terminate upon Executive's Disability,
(iii) may be terminated by the Company at any time for Cause (as defined below) or without Cause and (iv) may be terminated by Executive for Good Reason.

          (b) If the Employment Period is terminated by the Company without Cause, by Executive for Good Reason or as a result of Executive's Disability, Executive shall be entitled to receive the Base Salary, the Bonus (which during the Severance Period will be equal to 50% of the Base Salary in effect immediately prior to the termination) and the Benefits (the "Severance
                                                             ---------
Payment"), in each case until the date which is thirty months after the date of
-------
such termination (the "Severance Period"); provided that the portion of the
                       ----------------
Bonus that Executive would have been entitled to receive for the fiscal year in which the Severance Period terminates shall be reduced proportionately by the ratio of the number of days of such fiscal year not included in the Severance Period to the total number of days in such fiscal year. The Severance Payment will be payable at such times as such payments would have been payable had Executive not been terminated. Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to pay any part or all of the Severance Payment if at any time during the Severance Period Executive Competes with the Company or its Subsidiaries or Executive breaches
Section 7 hereof or Section 11 of the Stock Agreement; provided that the Company shall notify Executive of any such breach and, if such breach is capable of being cured, provide Executive with 10 days to cure such breach. As a condition to the Company's obligations (if any) to make the Severance Payment pursuant to this Section 6(b), Executive will execute and deliver a general release in form and substance satisfactory to the Company; provided that such release shall cease to be effective if the Company fails to pay any amounts owed to Executive pursuant to this Section 6(b).

          (c) If the Employment Period is terminated by the Company for Cause or is terminated pursuant to subsection 6(a)(i) above, Executive shall be entitled to receive the Base Salary through the date of termination.

          (d) All of Executive's rights to Benefits and bonuses which accrue or become payable after the termination of the Employment Period by the Company for Cause or pursuant to subsection 5(a)(i) above shall cease upon such termination.

          (e) For purposes of this Agreement, "Disability" shall mean any
                                               ----------
physical or mental illness or incapacity of Executive if, as determined by the Board, such illness or incapacity results in Executive's inability to perform his full-time duties and responsibility for the Company (i) for a period of three consecutive months, (ii) for a period of 6 months in any twelve month period, or (iii) at such time when satisfactory medical evidence exists that Executive has a physical or mental illness or incapacity that will likely prevent him from returning to the performance of his work duties for 6 months or longer.

          (f) For purposes of this Agreement, removal of the Executive from office shall not be deemed for "Cause" unless:
                                -----

               (i) such removal shall have been the result of embezzlement on the part of the Executive; or

               (ii) there has occurred a willful breach of Section 7 of this Agreement or Section 11 of the Stock Agreement which materially and adversely injures the Company; or

               (iii) Executive has been convicted of or has pled guilty or no contest to any felony and such conviction or plea has had or, in the reasonable opinion of the Board may have, a material adverse effect upon the business or operations of the Company;

               (iv) Executive has interfered in any material respect in the initiation or completion of a sale of all or substantially all of the Company's capital stock or assets or other change in control transaction involving the Company or a public offering of the Company's or any of its Subsidiaries' debt or equity securities proposed by the Board; or

               (v) Executive has materially failed to discharge his duties, responsibilities or obligations under this Agreement in a way which materially and adversely injures the Company provided, however, that if any such determination is based on a course of conduct (rather than any specific event, transaction or omission), the Board shall not terminate this Agreement or remove the Executive pursuant to this subparagraph unless (x) the Board shall have notified the Executive and given him an opportunity to explain such course of conduct to the Board and (y) the Board shall have reasonably concluded, after any such presentation the Executive may make, that (a) it is unlikely that the Executive will be able to properly resume and fully discharge his duties and obligations hereunder or (b) such course of conduct has materially and adversely affected the Company and that Executive was aware of the foregoing effect at the time he engaged in the misconduct.

          (g) For purposes of this Agreement, "Good Reason" shall mean the
                                               -----------
occurrence (without Executive's consent) of any one of the following acts by the Company, or failure by the Company to act: (i) the assignment to Executive of duties that represent a substantial adverse alteration in the nature or status of his responsibilities as Chairman of the Board, President and Chief Executive Officer of the Company, except in the event Executive is unable to or fails to perform his normal full-time duties and responsibility with the Company as a result of incapacity due to physical or mental illness or incapacity; (ii) a reduction in the Base Salary as in effect on the date hereof; (iii) the relocation of the Company's principal executive offices to a location outside the counties of Alameda and Contra Costa or the Company's requiring Executive to be based anywhere other than the Company's principal executive offices (but not including required travel on the Company's business); (iv) the wrongful failure by the Company to pay to Executive any portion of the Base Salary, Bonus or Benefits, or to pay to Executive any portion of an installment of deferred compensation or Benefits under any deferred compensation or benefits program of the Company, within 45 days of the date such Base Salary, Bonus, compensation or Benefit is due; (v) the occurrence of a Sale of the Company in which no Option Shares (as defined therein) become vested pursuant to Section 1(c) of the Option Agreement, dated as of the date hereof, between Executive and the Investors named therein; or (vi) any other material breach of this Agreement by the Company.

          7.  Noncompetition; Confidentiality; Nonsolicitation.
              ------------------------------------------------

          (a) Noncompetition.  Executive agrees that while he is employed by
              --------------
the Company he will not Compete with the Company or any of its Subsidiaries. For purposes of this Agreement, "Compete" or "Competing" shall mean without the
                                 -------      ---------
prior written consent of the Company, providing consultive service, owning, managing, operating, joining, controlling, participating in, or being connected as a stockholder, partner or otherwise with any business, individual, partner, firm corporation or other entity that (i) is in competition with the Company or any Subsidiary or Related Entity (as defined in Section 7(d) below) to the extent its products are similar or materially related to those of the Company or any Subsidiary or Related Entity (including products under development by the Company or any Subsidiary or Related Entity during the time Executive was employed by the Company) or (ii) otherwise engages in any business in which the Company or any Subsidiary or Related Entity is engaged or proposes to engage, in either case as of the date of the termination of Executive's employment; provided that "Compete" and "Competing" shall not mean being a
               -------       ---------
passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.

          (b) Confidential Information.  Executive agrees that while he is
              ------------------------
employed by the Company and for a period of five years thereafter, he will not, directly or indirectly, divulge, furnish or make accessible to any party or otherwise use or exploit any of the proprietary or confidential information or knowledge, including without limitation, any financial information, marketing plans, strategies, trade secrets (as defined by California Civil Code Section
3426), data, know-how, processes, techniques, patents, patent applications, improvements, inventions, formulas and other Proprietary Information, as such term is used in the Proprietary Information and Employee Inventions Agreement between the Company and Executive, of the Company or its subsidiaries, affiliates, vendors, suppliers or customers, other than in the course of performing his duties hereunder and with the consent of the Company in accordance with the Company's policies and regulations, as established from time to time, for the protection of the Company's Proprietary Information. The provisions of this Section 7(b) shall not apply to any information, documents or materials which are, as shown by appropriate written evidence, in the public domain, other than by reason of a default by Executive of his obligations hereunder.

          (c) Right to Company Materials.  Executive agrees that all styles,
              --------------------------
designs, lists, materials, books, files, reports, correspondence, data, records, and other documents pertaining to his employment or to any confidential information referred to above ("Company Material") used or prepared by, or made
                                ----------------
available to, Executive, shall be and shall remain the property of the Company or its designees. Upon the termination of Executive's employment or the expiration of this Agreement, all Company Materials shall be returned immediately to the Company, and Executive shall not make or retain any copies or excerpts thereof. Notwithstanding the foregoing, Executive may, in any litigation contesting whether a termination of Executive by the Company was for Cause or whether a resignation by Executive was for Good Reason (or any substantially similar question), retain copies or excerpts of Company Materials to the extent such materials are utilized by Executive in connection with such litigation; provided that Executive shall return all such materials immediately upon resolution or cessation of such litigation or proceedings.

          (d) Antisolicitation.  Executive promises and agrees that while he
              ----------------
is employed by the Company, during the Severance Period, and for a period of thirty months thereafter (the "Antisolicitation Period"), he will not induce or
                               -----------------------
attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any of its present or future subsidiaries or any affiliate of the Company to which the technology of the Company is hereafter transferred and which at such time engages in activities similar or materially related to those of the Company (a "Related Entity"),
                                                          --------------
either directly or indirectly, to cease doing business with the Company or any Subsidiary or Related Entity or in any way materially interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any Subsidiary or Related Entity.

          (e) Soliciting Employees.  Executive promises and agrees that for a
              --------------------
period of thirty months following the date of termination of employment hereunder, he will not directly or indirectly (i) solicit any management employee of the Company to work for any business, individual, partnership, firm, corporation, or other entity in competition with the business of the Company or any subsidiary of the Company or Related Entity at any time during such period or (ii) hire any person who was a management employee of the Company or any Subsidiary or Related Entity at any time during the last year of the Employment Period.

          (f) Disclosure to Company; Inventions as Sole Property of the
              ---------------------------------------------------------
Company.
--------

               (i) Executive agrees promptly to disclose to the Company any and all inventions, discoveries, improvements, trade secrets, formulas, techniques, processes, and know-how, whether or not subject to patent, trademark, copyright, trade secret or mask work protection and whether or not reduced to practice, conceived or learned by Executive during his employment with the Company or any subsidiary or affiliate of the Company (including periods prior to the Effective Date of this Agreement), either alone or jointly with others, which relate to or result from the actual or planned business, work, research or investigations of the Company or any subsidiary or affiliate of the Company, or which result, to any material extent, from its use of the Company's premises or property (the work being hereinafter collectively referred to as the "Inventions").
                                                  ----------

               (ii) Executive acknowledges and agrees that all the Inventions shall be the sole property of the Company or any other entity designated by it and Executive hereby assigns to the Company his entire right and interest in and to all the Inventions; provided, however, that such assignment does not apply to any Invention which qualifies under the provisions of Section 2870 of the California Labor Code. The Company or any other entity designated by it shall be the sole owner of all domestic and foreign rights pertaining to the Inventions. Executive further agrees as to all the Inventions to assist the Company or entity designated by it in every way (at the Company's expense) to obtain and from time to time enforce patents on the Inventions in any and all countries. To that end, by way of illustration but not limitation, Executive will testify in any suit or other proceeding involving any of the Inventions, execute all documents which the Company reasonably determines to be necessary or convenient for use in applying for and obtaining patents thereon and enforcing same, and execute all necessary assignments thereof to the Company or entity designated by it. Executive's obligation to assist the Company or entity designated by it in obtaining and enforcing patents for the Inventions shall continue for a period of eight years beyond the termination of his employment with the Company, but the Company shall compensate Executive at a reasonable rate (including all expenses and loss of income) after such termination for the time actually spent by Executive at the Company's request on such assistance.

          (g) List of Prior Inventions.  Attached hereto as Exhibit D is a
              ------------------------                      ---------
complete list of all inventions, discoveries or improvements relating to the Company's actual and current business activities (or the actual and current business activities of any Subsidiary or affiliate of the Company) which have been made by Executive prior to the date of the Prior Agreement and which are not owned by the Company (or any Subsidiary or affiliate thereof). Executive represents and warrants that such list is complete and accurate in all respects and acknowledges and agrees that the Company owns the entire right and interest to each of the inventions, discoveries or improvements relating to the Company's or any Subsidiary's or affiliate's actual and current business that have been made by Executive and not listed in Exhibit D.
                                    ---------

          (h) Injunction.  Executive agrees that it would be difficult to
              ----------
measure damages to the Company from any breach by Executive of the promises set forth in subsections (a) through (g) of this Section 7, that injury to the Company from any such breach would be impossible to calculate, and that money damages would therefore be an inadequate remedy for any such breach. Accordingly, Executive agrees that if Executive shall breach any provision of subsections (a) through (g) of this Section 7 or any of them, the Company shall be entitled, in addition to all other remedies it may have, to injunctions or other appropriate orders to restrain any such breach by Executive without showing or proving any actual damage sustained by the Company.

          8.  Other Businesses. As long as Executive is employed by the Company
              ----------------
or any of its Subsidiaries, Executive agrees that he will not, except with the express written consent of the Board, become engaged in, or render services for, any business other than the business of the Company, any of its Subsidiaries or any corporation or partnership in which the Company or any of its Subsidiaries have an equity interest; provided that Executive may devote a de minimis portion
                                                              ----------
of his time to engaging in, or rendering services for, any such business if such activities do not in any material way interfere with the performance by Executive of his obligations hereunder and such activities do not in any way materially and adversely affect the Company. Executive shall notify the Company prior to engaging in any such activities. Nothing contained in this Section 8 shall limit the provisions of Section 7 above.

          9.  Executive's Representations.  Executive hereby represents and
              ---------------------------
warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive do not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive hereby acknowledges and represents that he has consulted with independent legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.

          10. Survival. Section 7 and the Company's obligation to make Severance
              --------
Payments, if any, shall survive and continue in full force in accordance with its terms notwithstanding any termination of the Employment Period.

          11. Notices. Any notice provided for in this Agreement shall be in
              -------
writing and shall be either personally delivered, mailed by first class mail, return receipt requested, or delivered by express courier service, to the recipient at the address below indicated:

          Notices to Executive:
          ---------------------

          Allan Rosencwaig
          3304 Deer Hollow Drive
          Danville, CA  94506

          Notices to the Company:
          -----------------------

          Therma-Wave, Inc.
          c/o Bain Capital, Inc.
          Two Copley Place
          Boston, Massachusetts 02116
          Attn:  Adam W. Kirsch
                 David Dominik

          With a copy to:
          ---------------

          Kirkland & Ellis
          200 East Randolph Drive
          Chicago, Illinois  60601
          Attn:  Jeffrey C. Hammes
                 Stephen L. Ritchie

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or mailed.

          12. Severability. Whenever possible, each provision of this Agreement
              ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          13. Complete Agreement. This Agreement, those documents expressly
              ------------------
referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way including, without limitation, the Prior Agreement.

          14. No Strict Construction. The language used in this Agreement shall
              ----------------------
be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

          15. Counterparts. This Agreement may be executed in separate
              ------------
counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

          16. Successors and Assigns. This Agreement is intended to bind and
              ----------------------
inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, successors and assigns, except that Executive may not assign his rights or delegate his obligations hereunder without the prior written consent of the Company.

          17. Choice of Law.  All issues and questions concerning the
              -------------
construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of California, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

          18. Amendment and Waiver.  The provisions of this Agreement may be
              --------------------
amended or waived only with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

          19. Adjustment of Performance Hurdles and Management Targets. If the
              --------------------------------------------------------
Company acquires all or substantially all of the assets or capital stock of another business or if the Company sells a substantial portion of its assets, the Company and the Executive will negotiate in good faith to make any appropriate adjustments to the Performance Hurdles and Management Targets based on the EBITDA of the acquired business or the EBITDA associated with the sold assets (as the case may be). In addition, for purposes of determining whether the Performance Hurdles and the Management Targets have been achieved, EBITDA shall be determined without giving effect to any (i) extraordinary items of loss or gain, (ii) fees payable by the Company to Bain Capital, Inc. or its Affiliates under the Advisory Agreement, dated May 16, 1997 or otherwise, (iii) non-cash charges incurred in connection with the transactions contemplated by the Recapitalization Agreement, dated as of December 18, 1996, among the Company, the Investors named therein and the Sellers named therein or (iv) any expenses incurred by the Company in connection with the modification of the lease of the Company's Fremont facility in connection with the transaction contemplated by the Recapitalization Agreement including, without limitation, any expenses incurred by the Company as a result of any increased level of letter of credit support required by such modification or any allowance payments, for rent or otherwise, payable to Sobrato or his designees.

                             *    *    *    *    *

          IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first written above.

                                    THERMA-WAVE, INC.



                                    By:
                                       --------------------------------
                                    Its:
                                        -------------------------------




                                    -----------------------------------
                                    ALLAN ROSENCWAIG

                                 EXHIBIT "A"

1.   Full medical, dental, vision coverage for employee and family

2.   PTO as per corporate policy

3.   Car allowance of $1,500 per month (not W2)

4. Education allowance (courses, seminars, etc.) of up to $15,000 per year (not W2)

5.   Tax and financial advice reimbursement

6.   Life insurance for $3 million

7. Disability insurance of 60% of total compensation (base salary + 50% for bonus)

8.   Expense reimbursements as per corporate policy

9.   Business class air travel on corporate business

10. Salary maintenance: to be maintained as the highest paid employee at all times

                                  EXHIBIT "D"


                                     None


                                     -14-